ENTERGY CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF INCOME
            FOR YEAR ENDED DECEMBER 31, 2002
                       (Unaudited)
            (In Thousands, Except Share Data)

                   OPERATING REVENUES
Domestic electric                                           $6,646,414
Natural gas                                                    125,353
Competitive businesses                                       1,533,268
                                                           -----------
TOTAL                                                        8,305,035
                                                           -----------
                   OPERATING EXPENSES
Operating and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                                2,154,596
   Purchased power                                             832,334
   Nuclear refueling outage expenses                           105,592
   Provision for turbine commitments, asset impairments
     and restructuring charges                                 428,456
   Other operation and maintenance                           2,488,112
Decommissioning                                                 30,458
Taxes other than income taxes                                  380,462
Depreciation and amortization                                  839,181
Other regulatory charges (credits) - net                     (141,836)
                                                           -----------
TOTAL                                                        7,117,355
                                                           -----------
OPERATING INCOME                                             1,187,680
                                                           -----------

                      OTHER INCOME
Allowance for equity funds used during construction             31,658
Gain on sale of assets - net                                     6,612
Interest and dividend income                                   118,325
Equity in earnings of unconsolidated equity affiliates         183,878
Miscellaneous - net                                              7,280
                                                           -----------
TOTAL                                                          347,753
                                                           -----------

               INTEREST AND OTHER CHARGES
Interest on long-term debt                                     507,604
Other interest - net                                           116,519
Distributions on preferred securities of subsidiaries           18,838
Allowance for borrowed funds used during construction         (24,538)
                                                           -----------
TOTAL                                                          618,423
                                                           -----------

INCOME BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                         917,010

Income taxes                                                   293,938
                                                           -----------

INCOME BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE                                           623,072

CUMULATIVE EFFECT OF ACCOUNTING
CHANGE (net of income taxes)                                         -
                                                           -----------

CONSOLIDATED NET INCOME                                        623,072

Preferred dividend requirements and other                       23,712
                                                           -----------
EARNINGS APPLICABLE TO
COMMON STOCK                                                  $599,360
                                                           ===========

Earnings per average common share before cumulative
effect of accounting change:
    Basic                                                        $2.69
    Diluted                                                      $2.64
Earnings per average common share:
    Basic                                                        $2.69
    Diluted                                                      $2.64
Dividends declared per common share                              $1.34
Average number of common shares outstanding:
    Basic                                                  223,047,431
    Diluted                                                227,303,103


                 ENTERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                          DECEMBER 31, 2002
                                ASSETS
                             (Unaudited)

                                                        (In Thousands)

                      CURRENT ASSETS
Cash and cash equivalents:
  Cash                                                        $169,788
  Temporary cash investments - at cost,
   which approximates market                                 1,165,260
  Special deposits                                                 280
                                                           -----------
     Total cash and cash equivalents                         1,335,328
                                                           -----------
Notes receivable                                                 2,078
Accounts receivable:
  Customer                                                     323,215
  Allowance for doubtful accounts                             (27,285)
  Other                                                        244,621
  Accrued unbilled revenues                                    319,133
                                                           -----------
     Total receivables                                         859,684
                                                           -----------
Deferred fuel costs                                             55,653
Fuel inventory - at average cost                                96,467
Materials and supplies - at average cost                       525,900
Deferred nuclear refueling outage costs                        163,646
Prepayments and other                                          166,827
                                                           -----------
TOTAL                                                        3,205,583

              OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                           824,209
Decommissioning trust funds                                  2,069,198
Non-utility property - at cost (less accumulated
   depreciation)                                               297,294
Other                                                          270,889
                                                           -----------
TOTAL                                                        3,461,590
                                                           -----------
              PROPERTY, PLANT AND EQUIPMENT
Electric                                                    26,789,538
Property under capital lease                                   746,624
Natural gas                                                    209,969
Construction work in progress                                1,232,891
Nuclear fuel under capital lease                               259,433
Nuclear fuel                                                   263,609
                                                           -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                         29,502,064
Less - accumulated depreciation and amortization            12,307,112
                                                           -----------
PROPERTY, PLANT AND EQUIPMENT - NET                         17,194,952
                                                           -----------
             DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                              844,105
  Unamortized loss on reacquired debt                          155,161
  Other regulatory assets                                      738,328
Long-term receivables                                           24,703
Goodwill                                                       377,172
Other                                                          946,375
                                                           -----------
TOTAL                                                        3,085,844
                                                           -----------
TOTAL ASSETS                                               $26,947,969
                                                           ===========

                 ENTERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                          DECEMBER 31, 2002
                 LIABILITIES AND SHAREHOLDERS' EQUITY
                             (Unaudited)

                                                        (In Thousands)

                   CURRENT LIABILITIES
Currently maturing long-term debt                           $1,191,320
Notes payable                                                      351
Accounts payable                                               855,446
Customer deposits                                              198,442
Taxes accrued                                                  385,315
Accumulated deferred income taxes                               26,468
Nuclear refueling outage costs                                  14,244
Interest accrued                                               175,440
Obligations under capital leases                               153,822
Other                                                          171,341
                                                           -----------
TOTAL                                                        3,172,189
                                                           -----------

          DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes and taxes accrued          4,250,800
Accumulated deferred investment tax credits                    447,925
Obligations under capital leases                               155,943
Other regulatory liabilities                                   185,579
Decommissioning                                              1,565,997
Transition to competition                                       79,098
Regulatory reserves                                             56,438
Accumulated provisions                                         389,868
Other                                                        1,145,232
                                                           -----------
TOTAL                                                        8,276,880
                                                           -----------

Long-term debt                                               7,086,999
Preferred stock with sinking fund                               24,327
Preferred stock without sinking fund                           334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures             215,000

                   SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000
  shares; issued 248,174,087 shares in 2002                      2,482
Paid-in capital                                              4,666,753
Retained earnings                                            3,938,693
Accumulated other comprehensive loss                          (22,360)
Less - treasury stock, at cost (25,752,410 shares in 2002)     747,331
                                                           -----------
TOTAL                                                        7,838,237
                                                           -----------

Commitments and Contingencies

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $26,947,969
                                                           ===========